Consent of Independent Registered Public Accounting Firm


The Contract Owners
Fidelity Security Life Insurance Company
LPLA Separate Account One

  and

The Board of Directors
Fidelity Security Life Insurance Company:


We consent to the reference to our firm under the heading "Independent Registered Public Accounting Firm" and to the use of our report dated April 2, 2004, with respect to the statutory financial statements of Fidelity Security Life Insurance Company included in the Pre-Effective Amendment No. 1 to the Registration Statement under the Securities Act of 1933 (File No. 333-116594) on Form N-4 and Amendment No. 25 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-8890).


                                        /s/KPMG LLP

Kansas City, Missouri
August 12, 2004